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Non-Competition Agreement                                (PIONEER STANDARD LOGO)

NON-COMPETITION AGREEMENT


                                                                  Exhibit 10(ee)

PIONEER STANDARD                                 Name: Richard A. Sayers
ELECTRONICS, INC.                                Position: Senior Vice President

          FOR VALUABLE CONSIDERATION, in the form of executive benefit plans introduced in fiscal year 2000 over and beyond entitlement, the receipt and sufficiency of which are hereby acknowledged, the individual named above ("Employee") hereby agrees as follows:

1. POSITION. Pioneer-Standard Electronics, Inc. ("the Company") shall employ Employee in the position set forth above, with duties and responsibilities to be determined by the Company. The Company reserves the right to add to, subtract from, or otherwise change these duties, and to reassign Employee or change his/her title consistent with its business judgment of the best interests of the Company.

Employee shall use his or her best efforts at all times to promote, protect, and advance the best interests of the Company. Employee will devote his or her entire business time and attention to the Company, and will not promote the business or products of any other company or engage in any outside business activity without the prior written consent of the Company during his or her employment with the Company.

2. COMPENSATION. Employee shall be compensated as deemed appropriate by the Company's management. His/her salary and/or incentive pay shall be reviewed regularly and shall be subject to increases or decreases consistent with the Company's assessments of performance, relative contribution, and/or the particular business conditions of the Company. Employee shall be eligible as per eligibility requirements and other plan provisions to participate in any and all employee benefit plans made available from time to time to the Company's employees.

3. DURATION. Employee may terminate this Agreement at any time and such termination shall be effective on the date of his or her notice, unless otherwise mutually agreed. Similarly, the Company has the right to terminate this Agreement and Employee's employment at any time, with or without advance notice or cause. Should the Company terminate the Employee's employment without cause, the Company will continue to pay the employee monthly base salary, target incentive and benefit coverage for twelve (12) months (the "severance payments"). In the event that (1) employee's employment is terminated for cause or (2) employee voluntarily resigns from employment with the company, then the company shall have no obligation for severance payments under this provision. Absolutely no one except the President and Chief Operating Officer of the Company may change this "at will" relationship, and then only in writing. Employee acknowledges that any reliance on any representations, oral or otherwise, contrary to "at will" employment is unreasonable and shall not form the basis for any actions or forbearances on his or her part.

4. NONDISCLOSURE. Employee agrees at all times to hold as secret and confidential any and all knowledge, technical information, business information, developments, trade secrets, know-how and confidences of the Company and of any third party who has entrusted its own such information to the Company, including, but not limited to, the following:

(a) any formula, pattern, device, plan, drawing, technical information, blueprint, data, diagram, model, specification, computer program, process or compilation of same which is, or is designed to be, used in the business of the Company or results from its activities;

(b) all business plans and/or strategies, financial information, customer and sales information, price lists, vendor information, cost information, and personnel information; and

(c) ideas, inventions, discoveries, and improvements, whether or not patentable, belonging to the Company or which Employee conceives or makes, alone or with others, during or relating to his/her employment with the Company, and which were made partially or wholly with the use of equipment, supplies, facilities or information of the Company, or were developed partially or wholly on the Company's time (collectively, "Confidential Information"). Employee agrees not to use this Confidential Information for his/her own benefit or for the benefit of others (except as Company duties may require) either during or after employment with the Company without prior written consent from the Company. Further, Employee agrees not to remove or aid in the removal from the premises of the Company such Confidential Information or any property or material which relates thereto. Unauthorized removal of Confidential Information will lead to appropriate discipline, up to and including termination of employment.

Upon Employee's separation from employment with the Company, Employee agrees to return and deliver to the Company all notes, notebooks, drawings, blueprints,

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Non-Competition Agreement                                (PIONEER STANDARD LOGO)

customer and sales information, and all other Confidential Information, together with copies, compilations, and summaries of same, which are in his/her possession or under his/her control.

5. NONCOMPETITION. For purposes of this Agreement, "Noncompetition Period" shall refer to the 2-year period commencing on the effective date of termination of Employee's employment with the Company for any reason.

A. Voluntary Termination and Termination for Cause. Employee agrees that, in the event that he/she: (1) voluntarily resigns from employment with the Company; or (2) is terminated for cause from employment with the Company, he/she will not, without the prior written consent of the Company, either directly or indirectly, in the geographical area in which the Company maintains offices, sales agents, or otherwise conducts business, be employed by, own, manage, operate or control, or participate, directly or indirectly, in the ownership, management, operation, or control of, or be connected with (whether as a director, officer, employee, partner, consultant, or otherwise), any business which competes with the Company in the distribution of electronic parts, components or systems (the "Noncompetition Obligation").

B. Termination Without Cause. In the event that Employee's employment is terminated without cause, the Company shall have the option to pay to Employee his regular base and target incentive salary consistent with regular payroll practices (the "Noncompetition Payments") for all or any part of the Noncompetition Period. If the Company elects to make Noncompetition Payments to Employee, then Employee will be bound by the Noncompetition Obligation set forth in Subparagraph A, above, for the duration of Noncompetition Payments. All decision as to: (1) whether to make Noncompetition Payments to Employee; and (2) the duration of the Noncompetition Payments, shall be within the sole discretion of the Company, and will be communicated to Employee at the time of termination. It is acknowledged and understood that any Noncompetition Payments made hereunder are in addition to, and independent of, any Severance Payments under Paragraph 3, above and constitutes adequate consideration for the Noncompetition objectives set forth herein. It is further acknowledged and understood that any Noncompetition Obligation arising under this Subparagraph shall be in addition to any other obligations on the part of Employee under this Agreement, including but not limited to, his/her nondisclosure and nonsolicitation obligations.

6. NONSOLICITATION/NONINTERFERENCE. Employee further agrees that he/she will not at any time during the Noncompetition Period, without the prior written consent of the Company, directly or indirectly solicit or induce, attempt to solicit or induce, or aid or assist in the solicitation or inducement of any employee, agent, other representative or associate of the Company, vendor, and/or supplier to terminate his, her, or its relationship with the Company.

7. ACKNOWLEDGMENT. Employee specifically acknowledges that the covenants set forth in paragraphs four (4), five (5), and six (6) hereof are reasonable and necessary in view of the nature of the relationship between Employee and the Company and Employee's access to the Company's Confidential Information in regard to his/her employment with the Company. Employee warrants and represents that, in the event that the restrictions set forth in these paragraphs become operative, he/she will be able to engage in other activities for the purpose of earning a livelihood. Employee acknowledges that any breach of any of these paragraphs will cause the Company immediate irreparable harm and hereby consents to injunctive relief for any actual or threatened breach. Should the Company succeed in any regard in enforcing any of the restrictive covenants set forth, the Employee agrees to pay all expenses and costs, including reasonable attorneys' fees, incurred by the Company in any enforcement proceeding.

Employee acknowledges that the covenants of paragraphs four (4), five (5), and six (6) hereof are of the essence of this Agreement. They shall be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of these covenants.

8. PREEMPTION IN THE EVENT OF CHANGE IN CONTROL. The parties acknowledge that, concurrent with the execution of this Agreement, they are entering into a Change of Control Agreement dated February 25, 2000. In the event of a "Change of Control", and for the duration of the "Change of Control Period", as those terms are defined in the Change of Control Agreement, the parties agree as follows:

(a) It is the intent of the parties that severance provisions under this Agreement are superseded by those contained in the Change of Control Agreement. Accordingly, the Employee acknowledges that he/she shall have no right or entitlement to severance payments under Paragraph 3 of this Agreement, in the event of a Change of Control. The exclusive financial obligations of the Company during the Change of Control Period shall be those set forth in Section 3 of the Change of Control Agreement.

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Non-Competition Agreement                                (PIONEER STANDARD LOGO)

(b) In the event that Employee's employment terminates for any reason during the Change in Control Period, then Paragraph 5 of this Agreement (noncompetition) shall be of no force or effect, and neither the Employee nor the Company shall have any obligation thereunder.

(c) Except as expressly provided by this Paragraph 8, all other provisions of this Agreement shall remain binding on the parties during any Change in Control Period, and shall otherwise be unaffected by a Change in Control.

(d) Upon expiration or termination of any Change in Control Period, Paragraphs 3 and 5 of this Agreement shall be restored in full, and shall be fully binding upon the parties.

9. REFORMATION OF AGREEMENT; SEVERABILITY. In the event that any of the paragraph(s) and/or provision(s) of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable as expressly written, such court shall reform such paragraph(s) and/or provision(s) to the end that Employee shall be subject to reasonable obligation(s) under the circumstances enforceable by the Company.

Should Employee be found to have been in breach of his/her noncompete and/or nonsolicitation/ noninterference obligations, the Court shall extend or revise the applicable restraint(s) so as to afford the Company the full period of restraint(s) contemplated by this Agreement.

In the event that any paragraph(s) or provision(s) of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining paragraphs and provisions of this Agreement shall remain in full force and effect to the maximum extent permitted and that this Agreement shall be enforceable as if such void or unenforceable paragraph(s) and/or provision(s) had never been a part hereof.

10. DISCLOSURE OF THIS AGREEMENT. Employee shall deliver a copy of this Agreement to each person, business, or entity with whom he/she seeks employment, partnership, or other business association at any time within two (2) years of separation from employment with the Company.

11. ENTIRE AGREEMENT. This Agreement supersedes and replaces any existing agreement or understanding between Employee and the Company relating to the subject matters addressed herein. Employee and the Company recognize and agree that this is the entire agreement between them concerning the topics expressly addressed herein. Any modification of this Agreement must be in writing signed by both parties.

12. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding as to, the Company, its affiliated and/or related businesses, as well as to their successors and assigns.

13. GOVERNING LAW. This Agreement shall become effective as of the date set forth below and shall be governed by, and contained in accordance with, the internal, substantive laws of the State of Ohio. Employee agrees that the state and federal courts located in the State of Ohio shall have jurisdiction in any action, suit or proceeding against Employee based on or arising out of this Agreement and Employee hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Employee; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

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Non-Competition Agreement                                (PIONEER STANDARD LOGO)

IN WITNESS WHEREOF, Employee, having read and fully understood each of the foregoing provisions, and the Company have executed this Agreement as of this 29 day of February, 2000.

EMPLOYEE: RICHARD A. SAYERS             ACCEPTED BY PIONEER-STANDARD
          (Print Name)                  ELECTRONICS, INC.


/s/ RICHARD A. SAYERS                   By: /s/ ARTHUR RHEIN
-------------------------------------       ------------------------------------
(Signature)                             Name
                                             -----------------------------------
                                        Title: President & COO

                        *Copy to be retained by Employee*